                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 10, 2002


                           AMERICAN TOWER CORPORATION
               (Exact Name of Registrant as Specified in Charter)

         Delaware                     001-14195                 65-0723837
      (State or Other           (Commission File Number)      (IRS Employer
Jurisdiction of Incorporation)                              Identification No.)

                              116 Huntington Avenue
                           Boston, Massachusetts 02116
               (Address of Principal Executive Offices) (Zip Code)

                                 (617) 375-7500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5. Other Events.

     On December 10, 2002, American Tower Corporation (the "Company") announced the signing of a definitive agreement with NII Holdings, Inc. to acquire 535 communication towers in Mexico for an aggregate purchase price of $100 million. The Company has also agreed to provide up to 250 additional cell sites to NII Holdings' incremental network build-out, of which at least 100 cell sites must be co-locations on the Company's existing towers. The remaining 150 cell sites, if not co-located on the Company's existing towers, will be part of a build-to-suit program, which the Company expects to be completed over the next three years. The NII Holdings transaction is expected to close in stages, with the first closing of approximately $30 million scheduled to close by the end of 2002 and the remaining $70 million expected to close by the end of the second quarter 2003, subject to customary closing conditions. The Company expects to fund the closings with proceeds from consummated and planned non-core asset sales.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         AMERICAN TOWER CORPORATION
                                                (Registrant)


Date:  December 12, 2002                 By: /s/ Bradley E. Singer
                                             -----------------------------
                                             Name:  Bradley E. Singer
                                             Title: Chief Financial Officer
                                                    and Treasurer

                                     - 3 -